UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 17, 2013, Autoliv, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company declared a quarterly dividend of $0.52 per share for the first quarter of 2014. The dividend will be payable on Thursday, March 6, 2014 to stockholders of record on the close of business on Thursday, February 20, 2014. The ex-date when the shares will trade without the right to the dividend will be Tuesday, February 18, 2014.

Also in the press release, the Company announced that Mr. Lars Sjöbring (Vice President Legal Affairs, General Counsel and Secretary) would be leaving the Company to pursue another opportunity. Mr. Sjöbring will be replaced effective January 1, 2014 by Mr. Anthony Nellis as Interim Vice President Legal Affairs, General Counsel and Secretary. Mr. Nellis is currently the Vice President of Legal for Autoliv Asia, and has been with the Company since 2001.

The Company also announced that it had set May 6, 2014 as the date for its 2014 annual meeting of stockholders and that only the stockholders of record at the close of business on March 10, 2014 will be entitled to be present and vote at the meeting. The Company anticipates mailing the notice of the 2014 annual meeting of stockholders to the stockholders of record during the last week of March 2014.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated December 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

Date: December 17, 2013

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated December 17, 2013.